16 C.F.R. Part 803 - Appendix Approved by OMB
____________________________________________________________________________
                                                                   3084-0005
NOTIFICATION AND REPORT FORM FOR CERTAIN MERGERS
AND ACQUISITIONS                                            Expires 10-31-97
____________________________________________________________________________
THE INFORMATION REQUIRED TO BE SUPPLIED ON THESE         FOR OFFICE USE ONLY
ANSWER SHEETS IS SPECIFIED IN THE INSTRUCTIONS

> Attach the Affidavit required by 803.5 to this page.    TRANSACTION NUMBER
____________________________________________________________________________
IS THIS ACQUISITION A CASH TENDER OFFER?
[ ] YES          [X] NO                                          CTO     ETR
____________________________________________________________________________
DO YOU REQUEST EARLY TERMINATION OF THE WAITING PERIOD? (Grants of early termination are published in the Federal Register.)
[X] YES          [ ] NO
____________________________________________________________________________
ITEM 1
(a) NAME AND HEADQUARTERS ADDRESS OF PERSON FILING

     Allegheny Energy, Inc.
     10435 Downsville Pike
     Hagerstown, Maryland 21740
____________________________________________________________________________
(b)  PERSON FILING NOTIFICATION IS
[X] an acquiring person     [ ] an acquired person     [ ]both
____________________________________________________________________________
(c)  LIST NAMES OF ULTIMATE PARENT ENTITIES OF ALL    LIST NAMES OF ULTIMATE
     ACQUIRING PERSONS                                 PARENT ENTITIES OF ALL
                                                      ACQUIRED PERSONS

     Allegheny Energy, Inc.                            Enron Corp.
___________________________________________________________________________
(d)  THIS ACQUISITION IS (put an X in all the boxes that apply)
[X]an acquisition of assets            [ ]a consolidation (see 801.2)
[ ]a merger (see  801.2)               [ ]an acquisition of voting securities
[ ]an acquisition subject to  801.2(e) [ ]a secondary acquisition
[ ]a formation of a joint venture or
   other corporation (see  801.40)     [ ]an acquisition subject to  801.31
[ ]an acquisition subject to  801.30
   (specify type)
[ ]other (specify)
___________________________________________________________________________
(e) INDICATE THE HIGHEST NOTIFICATION THRESHOLD IN S801.1(H) FOR WHICH THIS FORM IS BEING FILED (acquiring person only)
[X] $15 million     [  ] 15%     [ ] 25%     [ ] 50%
___________________________________________________________________________
(f)  VALUE OF VOTING SECURITIES TO BE ACQUIRED              VALUE OF ASSETS
     N/A                                                    See Item 2(a).
___________________________________________________________________________
(g)  PUT AN "X" IN THE APPROPRIATE BOX TO DESCRIBE ENTITY FILING NOTIFICATION
[X] Corporation     [ ] Partnership          [ ] Other (Specify)
___________________________________________________________________________
(h)  DATA FURNISHED BY
[X] calendar year   [ ] fiscal year (specify period)__________
                        (month/year)to __________(month/year)
___________________________________________________________________________
THIS FORM IS REQUIRED BY LAW and must  All information and documentary
be filed separately by each person     material filed in or with this Form
which, by reason of a merger,          is confidential.  It is exempt from
consolidation or acquisition, is       disclosure under the Freedom of
subject to 7A of the Clayton Act,      Information Act, and may be made
15 U.S.C. 18a, as added by Section     public only in an administrative or
201 of the Hart-Scott-Rodino           judicial proceeding, or disclosed to
Antitrust Improvements Act of 1976,    Congress or to a duly authorized
Pub. L. No. 94-435, 90 Stat. 1390,     committee or subcommittee of
and rules promulgated thereunder       Congress.
(hereinafter referred to as "the       Complete and return two notarized
rules" or by section number).  The     copies (with one set of documentary
statute and rules are set forth in     attachments) of this Notification
the Federal Register at 43 FR 33450;   and Report Form to Premerger
the rules may also be found at 16 CFR  Notification Office, Bureau of
Parts 801-03.  Failure to file this    Competition, Room 303, Federal Trade
Notification and Report Form, and to   Commission, Washington, D.C.  20580,
observe the required waiting period    and three notarized copies (with one
before consummating the acquisition    set of documentary attachments) to
in accordance with the applicable      Director of Operations, Antitrust
provisions of 15 U.S.C. 18a and the    Division, Room 3218, Department of
rules, subjects any "person," as       Justice, Washington, D.C.  20530.
defined in the rules, or any           The central office for information
individuals responsible for            and assistance with respect to
noncompliance, to liability for a      matters in connection with this
penalty of not more than $10,000 for   Notification and Report Form is Room
each day during which such person is   303, Federal Trade Commission,
in violation of 15 U.S.C. 18a.         Washington, D.C.  20580, phone (202)
                                       326-3100.
___________________________________________________________________________
DISCLOSURE NOTICE - Public reporting   for reducing this burden:
burden for this report is estimated
to vary from 8 to 160 hours per        Premerger Notification Office
response, with an average of 39 hours  H-303
per response, including time for       Federal Trade Commission
reviewing instructions, searching      Washington, D.C.  20580
existing data sources, gathering and
maintaining the data needed, and
completing and reviewing the
collection of information.  Send
comments regarding the burden
estimate or any other aspect of this
report, including suggestions

FTC Form C 4 (rev. 09/95)

___________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________
(i) PUT AN X IN THE APPROPRIATE BOX AND GIVE THE NAME AND ADDRESS OF ENTITY FILING NOTIFICATION (if other than ultimate parent entity)
[X] N/A     [ ] This report is being filed   [  ] This report is being filed
                on behalf of a foreign            on behalf of the ultimate
                person pursuant to  803.4         parent entity by another
                                                  entity within the same
                                                  person authorized
                                                  by it to file pursuant
                                                  to 803.2(a).
___________________________________________________________________________
NAME OF ENTITY FILING NOTIFICATION                ADDRESS


___________________________________________________________________________
(j)NAME AND ADDRESS OF ENTITY MAKING ACQUISITION OR WHOSE ASSETS OR VOTING SECURITIES ARE BEING ACQUIRED IF DIFFERENT FROM THE ULTIMATE PARENT ENTITY IDENTIFIED IN ITEM 1(a)

  Allegheny Energy Supply Company, LLC
  P.O. Box 12, RR 1000 Roseytown Road
  Greensburg, Pennsylvania 15601
___________________________________________________________________________
PERCENT OF VOTING SECURITIES HELD BY EACH ENTITY IDENTIFIED IN ITEM 1(a)

  100%
___________________________________________________________________________
ITEM 2
2(a) DESCRIPTION OF ACQUISITION

Acquiring Person:                      Acquired Person:

Allegheny Energy, Inc. ("AEI")         Enron Corp. ("EC")
10435 Downsville Pike                  1400 Smith Street
Hagerstown, Maryland 21740             Houston, Texas 77002

Acquiring Entity:                      Acquired Entity:

Allegheny Energy Supply Company, LLC   Enron North America Corp. ("ENAC")
("AESC")                               1400 Smith Street
P.O. Box 12, RR 1000 Roseytown Road    Houston, Texas 77002
Greensburg, Pennsylvania 15601


Pursuant to a Purchase and Sale Agreement dated as of November 13, 2000, (Attachment 2(d)), AEI, through its subsidiary AESC, will acquire from ENAC, whose ultimate parent entity is EC, all of the issued and outstanding member interests of five limited liability companies. The purchase price for the assets is $1,028,000,000, subject to adjustment.

The transaction is subject to, among other things, customary closing conditions and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to close as soon as practicable after the last of the conditions to closing have been satisfied or waived.
___________________________________________________________________________
                                    2

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________
2(b)(i)  ASSETS TO BE ACQUIRED (to be completed only for assets acquisitions)

   All of the issued and outstanding member interests of five limited liability companies. The subsidiary companies whose member interests are being acquired include Des Plaines Green Land Development L.L.C.; Energy Financing Company, L.L.C.; Gleason Power I L.L.C.; Lake Acquisition Company, L.L.C.; and West Fork Land Development Company, L.L.C. The assets to be transferred include right, title, and interest in assets, personal property, goodwill and rights of the five limited liability companies relating to the power generation operations of the generating facilitiies. Assets excluded from this transaction include some software for generation control systems and some leased vehicles and equipment. The purchase price has not been allocated among the assets to be transferred.

___________________________________________________________________________
2(b)(ii)  ASSETS HELD BY ACQUIRING PERSON


None.



___________________________________________________________________________
2(c)  VOTING SECURITIES TO BE ACQUIRED

  (c)(i) LIST AND DESCRIPTION OF VOTING SECURITIES AND LIST OF NON-VOTING SECURITIES.


  N/A
___________________________________________________________________________
  (c)(ii) TOTAL NUMBER OF SHARES OF EACH CLASS OF SECURITY:


  N/A



___________________________________________________________________________
  (c)(iii) TOTAL NUMBER OF SHARES OF EACH CLASS OF SECURITY BEING ACQUIRED:


  N/A



___________________________________________________________________________
                                    3

___________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________

























___________________________________________________________________________
                                    4

___________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________
  (c)(iv) IDENTITY OF PERSONS ACQUIRING SECURITIES:



  N/A


___________________________________________________________________________
  (c)(v)  DOLLAR VALUE OF SECURITIES IN EACH CLASS BEING ACQUIRED:


  N/A



___________________________________________________________________________
  (c)(vi) TOTAL NUMBER OF EACH CLASS OF SECURITIES HELD BY ACQUIRING PERSON AS A RESULT OF THE ACQUISITION:


  N/A


___________________________________________________________________________
  (c)(vii) PERCENTAGE OF EACH CLASS OF SECURITIES HELD BY ACQUIRING PERSON AS A RESULT OF THE ACQUISITION:



  N/A

___________________________________________________________________________
  (c)(viii)  DOLLAR VALUE OF SECURITIES TO BE HELD AS A RESULT OF THE
ACQUISITION:



  N/A

___________________________________________________________________________
(d) SUBMIT A COPY OF THE MOST RECENT VERSION OF CONTRACT OR AGREEMENT (or letter of intent to merge or acquire)

DO NOT ATTACH THIS DOCUMENT TO THIS PAGE.     ATTACHMENT OR REFERENCE NUMBER
                                              OF CONTRACT OR AGREEMENT 2(d)


___________________________________________________________________________
                                    5

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________
ITEM 3
ASSETS AND VOTING SECURITIES HELD AS A RESULT OF THE ACQUISITION

(a)   PERCENTAGE OF ASSETS:     Less than 1%.

(b)   PERCENTAGE OF SECURITIES: N/A

(c)   AGGREGATE TOTAL VALUE:    See Item 2(a).
___________________________________________________________________________

ITEM 4 PERSONS FILING NOTIFICATION MAY PROVIDE BELOW AN OPTIONAL INDEX OF DOCUMENTS REQUIRED TO BE SUBMITTED BY ITEM 4 (See item by item instructions). THESE DOCUMENTS SHOULD NOT BE ATTACHED TO THIS PAGE.

(a)  DOCUMENTS FILED WITH THE UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION        ATTACHMENT OR REFERENCE NUMBER

Allegheny Energy, Inc. Form 10-K405 for the
year ended December 31, 1999                                 *

Allegheny Energy, Inc. Proxy Statement
dated April 13, 2000                                         *

Allegheny Energy, Inc. Form 10-Q for
the quarterly period ended March 31, 2000                    *

Allegheny Energy, Inc. Form 10-Q for the
quarterly period ended June 30, 2000                         *

Allegheny Energy, Inc. Form 10-Q/A for
the quarterly period ended June 30, 2000                     *

Allegheny Energy, Inc. Form 10-Q for the
quarterly period ended September 30,2000                     4(a)1

Allegheny Energy, Inc. Current Report on
Form 8-K dated April 27, 2000                                *

Allegheny Energy, Inc. Current Report on
Form 8-K dated May 24, 2000                                  *

Allegheny Energy, Inc. Current Report on
Form 8-K dated June 5, 2000                                  *

Allegheny Energy, Inc. Current Report on
Form 8-K dated July 27, 2000                                 *

Allegheny Energy, Inc. Current Report on
Form 8-K dated August 17, 2000                               *

Allegheny Energy, Inc. Current Report on
Form 8-K dated September 1, 2000                             *

Allegheny Energy, Inc. Current Report on
Form 8-K dated October 27, 2000                              4(a)2

Allegheny Energy, Inc. Current Report on
Form 8-K dated October 31, 2000                              4(a)3

Allegheny Energy, Inc. Current Report on
Form 8-K dated November 16, 2000                             4(a)4

*Incorporated by reference to the HSR filing for Allegheny Energy, Inc. on
 October 18, 2000
___________________________________________________________________________

(b) ANNUAL REPORTS, ANNUAL AUDIT REPORTS,
    AND REGULARLY PREPARED BALANCE SHEETS     ATTACHMENT OR REFERENCE NUMBER

Allegheny Energy, Inc. 1999 Annual Report                   *

Allegheny Energy, Inc. most recent regularly
prepared Balance Sheet                                      4(b)1

*Incorporated by reference to the HSR filing for Allegheny Energy, Inc. on
 October 18, 2000
___________________________________________________________________________

(c)  STUDIES, SURVEYS, ANALYSES, AND REPORTS        ATTACHMENT OR REFERENCE
                                                    NUMBER

     See Attachment 4(c).

___________________________________________________________________________
                                 6

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________


ITEM 5 (See the "References" listed in the General Instructions to the Form. Refer to the 1987 edition of the Standard Industrial
Classification Manual for the 4-digit (SIC Code) industry codes. Refer to the Numerical List of Manufactured and Mineral Products, 1992 Census of Manufactures and Census of Mineral Industries (MC92-R-1) for the 5-digit product class and 7-digit product codes. Report revenues for the 5-digit and 7-digit codes using the codes in the Columns labeled "Product code published." Do not report revenues using codes in the columns labeled "Product code collected.")

5(a) DOLLAR REVENUES BY INDUSTRY

 4-DIGIT
INDUSTRY CODE                     DESCRIPTION                    1992 TOTAL
Product code                                                  DOLLAR REVENUES
Published                                                          ($000)


   4911          Electric Services                             $2,360,703*
   4923          Natural Gas Transmission and Distribution         132,313




   *$34.35 million of these revenues are an estimate for certain assets acquired in 1996 from Duquesne Light Company.

___________________________________________________________________________
                                    7

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________

ITEM 5(b)(i)   DOLLAR REVENUES BY MANUFACTURED PRODUCTS


 7-DIGIT
PRODUCT CODE                      DESCRIPTION                    1992 TOTAL
Product code                                                  DOLLAR REVENUES
Published                                                          ($000)


   None.



___________________________________________________________________________
                                    8

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________

ITEM 5(b)(ii)   PRODUCTS ADDED OR DELETED


                                                      YEAR
DESCRIPTION (7-DIGIT PRODUCTION CODE)   ADD   DELETE   OF     TOTAL DOLLAR
                                                     CHANGE     REVENUES
                                                                 ($000)


 None.

___________________________________________________________________________

ITEM 5(b)(iii)   DOLLAR REVENUES BY MANUFACTURED PRODUCT CLASS

 5-DIGIT                                                   YEAR
PRODUCT CLASS            DESCRIPTION                       1999
   CODE                                            TOTAL DOLLAR REVENUES
Product Code                                              ($000)
 published


   None.





___________________________________________________________________________
                                    9

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________

ITEM 5(b)(iii)   DOLLAR REVENUES BY MANUFACTURED PRODUCT CLASS - CONTINUED

 5-DIGIT                                                  YEAR
PRODUCT CLASS           DESCRIPTION                       1999
   CODE                                          TOTAL DOLLAR REVENUES
Product Code                                             ($000)
 Published

___________________________________________________________________________

ITEM 5(c)   DOLLAR REVENUES BY NON-MANUFACTURED INDUSTRY

 4-DIGIT                                                  YEAR
INDUSTRY CODE           DESCRIPTION                       1999
                                                 TOTAL DOLLAR REVENUES
                                                         ($000)


     4911       Electric Services                     $2,834,947

     4923       Natural Gas Transmission and            184,256
                Distribution



___________________________________________________________________________
                                      10

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________

5(d) COMPLETE ONLY IF ACQUISITION IS THE FORMATION OF A JOINT VENTURE OR OTHER CORPORATION N/A


___________________________________________________________________________

5(d)(i)  NAME AND ADDRESS OF THE JOINT VENTURE OR OTHER CORPORATION


___________________________________________________________________________

5(d)(ii)
(A) CONTRIBUTIONS THAT EACH PERSON FORMING THE JOINT VENTURE OR OTHER CORPORATION HAS AGREED TO MAKE

___________________________________________________________________________

(B)  DESCRIPTION OF ANY CONTRACTS OR AGREEMENTS



___________________________________________________________________________

(C)  DESCRIPTION OF ANY CREDIT GUARANTEES OR OBLIGATIONS



___________________________________________________________________________

(D) DESCRIPTION OF CONSIDERATION WHICH EACH PERSON FORMING THE JOINT VENTURE OR OTHER CORPORATION WILL RECEIVE


___________________________________________________________________________

5(d)(iii) DESCRIPTION OF THE BUSINESS IN WHICH THE JOINT VENTURE OR OTHER CORPORATION WILL ENGAGE


___________________________________________________________________________

5(d)(iv) SOURCE OF DOLLAR REVENUES BY 4-DIGIT SIC CODE (non-manufacturing) AND BY 5-DIGIT PRODUCT CLASS (manufacturing)



___________________________________________________________________________
                                      11

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
___________________________________________________________________________

ITEM 6
6(a)  ENTITIES WITHIN PERSON FILING NOTIFICATION

Monongahela Power Company                Allegheny Energy Unit 1 & 2, LLC
1310 Fairmont Avenue                     Roseytown Road
Fairmont, WV 26554                       Greensburg, PA 15601

The Potomac Edison Company               West Penn Funding Corporation
10435 Downsville Pike                    10435 Downsville Pike
Hagerstown, MD 21740                     Hagerstown, MD 21740

West Penn Power Company                  West Penn Funding LLC
800 Cabin Hill Drive                     23258-2 Renaissance Drive
Greensburg, PA 15601                     Las Vegas, NV 87119

Allegheny Generating Company             West Penn Transferring Agent, LLC
10435 Downsville Pike                    800 Cabin Hill Drive
Hagerstown, MD 21740                     Greensburg, PA 15601

Allegheny Ventures, Inc.                 Mountaineer Gas Company
10435 Downsville Pike                    414 Summers Street
Hagerstown, MD 21740                     Charleston, WV 25301

Allegheny Energy Service Corporation     Mountaineer Gas Services Company
10435 Downsville Pike                    414 Summers Street
Hagerstown, MD 21740                     Charleston, WV 25301

Allegheny Communications Connect, Inc.   PE Transferring Agent, LLC
10435 Downsville Pike                    10435 Downsville Pike
Hagerstown, MD 21740                     Hagerstown, MD 21740

Allegheny Energy Supply Company, LLC     AE Supply Hunlock Creek, LLC
RR 12, P.O. Box 1000                     RR 12, P.O. Box 1000
Roseytown Road                           Roseytown Road
Greensburg, PA 15601                     Greensburg, PA 15601

__________________________________________________________________________

6(b)  SHAREHOLDERS OF PERSON FILING NOTIFICATION

None.

__________________________________________________________________________
                                   12

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
__________________________________________________________________________

6(c)  HOLDINGS OF PERSON FILING NOTIFICATION


Name             Number of Shares          Percentage of
                                               Ownership
Ohio Valley      12,500 shares of common           12.5%
Electric         stock
Corporation

___________________________________________________________________________

ITEM 7  DOLLAR REVENUES
7(a) 4-DIGIT SIC CODE AND DESCRIPTION

None


___________________________________________________________________________

7(b)  NAME OF EACH PERSON WHICH ALSO DERIVED DOLLAR REVENUES


N/A
___________________________________________________________________________
                                  13

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
__________________________________________________________________________
7(c)  GEOGRAPHIC MARKET INFORMATION

None.

___________________________________________________________________________
                                  14

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
__________________________________________________________________________

ITEM 8   VENDOR-VENDEE RELATIONSHIP

[X] NO    [ ] YES   (If yes and you are the vendee, complete the following)

       PRODUCT PURCHASES             VENDOR                    DOLLAR AMOUNT


___________________________________________________________________________

ITEM 9   PRIOR ACQUISITIONS (to be completed by acquiring person only)

N/A

___________________________________________________________________________
                                  15

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
__________________________________________________________________________

ITEM 10  IDENTIFICATION OF PERSON TO CONTACT REGARDING THIS REPORT

___________________________________________________________________________

10(a)  NAME OF CONTACT PERSON          TITLE OF CONTACT PERSON

       TOM D. SMITH                    PARTNER

___________________________________________________________________________

FIRM NAME AND BUSINESS ADDRESS         BUSINESS TELEPHONE NUMBER
  JONES, DAY, REAVIS & POGUE
  51 LOUISIANA AVENUE, N.W.            202-879-3971
  WASHINGTON, D.C.  20001
___________________________________________________________________________

10(b) IDENTIFICATION OF AN INDIVIDUAL LOCATED IN THE UNITED STATES DESIGNATED FOR THE LIMITED PURPOSE OF RECEIVING NOTICE OF ISSUANCE OF A REQUEST FOR ADDITIONAL INFORMATION OR DOCUMENTS. (See 803.20(b)(2)(iii)
___________________________________________________________________________
NAME                                   TITLE




___________________________________________________________________________
ADDRESS                                BUSINESS TELEPHONE NUMBER




___________________________________________________________________________

                                 CERTIFICATION
___________________________________________________________________________

 This NOTIFICATION AND REPORT FORM, together with any and all appendices and attachments thereto, was prepared and assembled under my supervision in accordance with instructions issued by the Federal Trade Commission.
 Subject to the recognition that, where so indicated, reasonable estimates have been made because books and records do not provide the required data, the information is, to the best of my knowledge, true, correct, and complete in accordance with the statute and rules.
___________________________________________________________________________
NAME (Please print or type)            TITLE




___________________________________________________________________________
SIGNATURE                              DATE




___________________________________________________________________________

Subscribed and sworn to before me at the

City of ________________________________, State of________________________

this ___________________________________  day of ______________________, 2000.


Signature _________________________________________

My Commission expires ______________________________

___________________________________________________________________________


[SEAL]

___________________________________________________________________________
                                    16

__________________________________________________________________________
NAME OF PERSON FILING NOTIFICATION                                 DATE
Allegheny Energy, Inc.                                             11/28/00
__________________________________________________________________________

                             APPENDIX:  INSURANCE
___________________________________________________________________________

ITEM 1                                                              YEAR
                                                                   AMOUNT
A. PREMIUM RECEIPTS

   1. LIFE INSURANCE

      1a.  ORDINARY LIFE INSURANCE
      1b. GROUP LIFE INSURANCE (including Federal Employees' Group Life Insurance and Servicemans' Group Life Insurance, but excluding credit life insurance)
      1c.  INDUSTRIAL LIFE INSURANCE
      1d.  CREDIT LIFE INSURANCE

   2. ANNUITY CONSIDERATIONS

      2a. INDIVIDUAL ANNUITY CONSIDERATIONS
      2b. GROUP ANNUITY CONSIDERATIONS

 3.  HEALTH INSURANCE

      3a. INDIVIDUAL HEALTH INSURANCE
      3b. GROUP HEALTH INSURANCE

       TOTAL
___________________________________________________________________________

B.  NEW BUSINESS                                                   YEAR
                                                                  AMOUNT
 1.  ORDINARY LIFE INSURANCE

 2.  GROUP LIFE INSURANCE

 3.  INDUSTRIAL LIFE INSURANCE

 4.  CREDIT LIFE INSURANCE

     TOTAL
___________________________________________________________________________

ITEM 2  PROPERTY LIABILITY INSURANCE
  YEAR

LINE OF INSURANCE         A. DIRECT PREMIUMS               B. NET PREMIUMS

___________________________________________________________________________

ITEM 3  TITLE INSURANCE
YEAR

   A.  NET DIRECT PREMIUMS WRITTEN     B.  DIRECT PREMIUMS EARNED


___________________________________________________________________________
                                    17